Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 5, 2007, is entered into among PC MALL, INC., a Delaware corporation formerly known as IdeaMall, Inc. (“PC Mall”), PC MALL SALES, INC., a California corporation formerly known as Creative Computers, Inc. (“PC Mall Sales”), ELINUX.COM, INC., a Delaware corporation (“eLinux”), WAREFORCE CORP., a Delaware corporation formerly known as WF Acquisition Sub, Inc. (“Wareforce”), COMPUTABILITY LIMITED, a Delaware corporation (“Computability”), AF SERVICES, LLC, a Delaware limited liability company, as successor by merger to AF Services, Inc. (“AF Services”), PC MALL GOV, INC., a Delaware corporation (“PCMG”), SIFY, INC., a Delaware corporation formerly known as ClubMac, Inc. (“SIFY”), ONSALE, INC., a Delaware corporation (“Onsale”), AV ACQUISITION, INC., a Delaware corporation (“AV Acquisition”), GMR SYSTEMS, INC., a Delaware corporation formerly known as Mall Acquisition 1, Inc. and as PCM.com, Inc. (“GMRS”), MALL ACQUISITION 3, INC., a Delaware corporation (“Acquisition 3”), MALL MARKETING, INC., a Delaware corporation (“Mall Marketing”), OSRP, LLC, a Delaware limited liability company (“OSRP”), PC MALL CANADA, INC., a Quebec corporation (“PC Mall Canada”), SARCOM, INC., a Delaware corporation (“Sarcom”) and together with PC Mall, PC Mall Sales, eLinux, Wareforce, Computability, AF Services, PCMG, SIFY, Onsale, AV Acquisition, GMRS, Acquisition 3, Mall Marketing, OSRP and PC Mall Canada, collectively referred to herein as “Borrowers”), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western), as administrative and collateral agent for the Lenders under the Loan Agreement (in such capacity, “Agent”), and each of the financial institutions party to the Loan Agreement as a Lender (collectively, “Lenders”).

RECITALS

A.           Borrowers, Agent and Lenders have previously entered into that certain Amended and Restated Loan and Security Agreement dated as of August 1, 2005, as amended by the First Amendment to Amended and Restated Loan and Security Agreement and Other Financing Agreements dated as of September 30, 2005, the Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 11, 2007 and the Third Amendment to Amended and Restated Loan and Security Agreement and Other Financing Agreements dated as of September 17, 2007 (the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.           The parties now desire to amend the Loan Agreement upon the terms and conditions set forth below.

1

C.           Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments.

(a)          Excess Availability for Purposes of Interest Rate Margins. The definition of “Excess Availability” in Section 1.31 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.31     ‘Excess Availability’ shall mean the amount, as determined by Agent, calculated at any time, equal to:

(a)          the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time (based on the applicable advance rates set forth in Section 2.1(a) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit (less the then outstanding principal amount of the Term Loan), minus

(b)          the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loan).

provided, however, that solely for the purposes of determining the Prime Rate Margin and the Eurodollar Rate Margin, to the extent the amount set forth in clause (a)(i) above exceeds the amount set forth in clause (a)(ii) above at any time, the Excess Availability as of such time shall be increased by up to Ten Million Dollars ($10,000,000) of the difference between those two (2) amounts.”

(b)          Maximum Credit. The definition of “Maximum Credit” in Section 1.43 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.43     ‘Maximum Credit’ shall mean, with reference to the Revolving Loans, the Term Loans and the Letter of Credit Accommodations, the amount of One Hundred Million Dollars ($100,000,000); provided, however, that so long as no Event of Default and no event or condition that, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing, Borrowers may, upon written request delivered to Agent from time to time, permanently increase the Maximum Credit, in increments of Five Million Dollars ($5,000,000) or an integral multiple of Five Million Dollars ($5,000,000), up to a total maximum amount not to exceed One Hundred Fifty Million Dollars ($150,000,000); and provided, further, that any increase of the

Maximum Credit to a total amount in excess of One Hundred Twenty Million ($120,000,000) shall be subject to the condition that an assignee or assignees shall have accepted an assignment by Wachovia Capital Finance Corporation (Western) or any successor Agent hereunder, in its capacity as a Revolving Loan Lender, of that portion of its Revolving Loan Commitment that is in excess of Seventy Million Dollars ($70,000,000) pursuant to Section 13.5 hereof.”

(c)          Availability of Eurodollar Rate Loans. Clause (iv) of Section 3.1(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(iv)	no more than eight (8) Interest Periods may be in effect at any time,”

Additionally, clause (vi) of Section 3.1(b) of the Loan Agreement is hereby deleted in its entirety.

(d)          Unused Line Fee. Section 3.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“3.6       Unused Line Fee. Borrowers shall pay to Agent, for the benefit of Lenders, monthly, an unused line fee equal to one-quarter of one percent (0.25%) per annum calculated upon the amount, if any, by which eighty percent (80%) of the Maximum Credit then in effect, exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.”

(e)          Interim Financial Statements. The proviso in clause (i) of Section 9.6(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“provided, that, if the average daily Excess Availability during any fiscal quarter (as determined on the dates on which Agent approves the weekly borrowing base certificates provided pursuant to clause (a) of Section 7.1 hereof) is not less than the greater of Ten Million Dollars ($10,000,000) or ten percent (10%) of the Maximum Credit then in effect, and so long as no Event of Default has occurred and is continuing, then during the immediately following fiscal quarter, such financial statements may be provided on a fiscal quarter basis on or before the earlier of the forty-fifth (45th) day after the end of such fiscal quarter or the date on which Borrowers file their Form 10Q with the Securities and Exchange Commission for such fiscal quarter.”

(f)           Permitted Acquisitions. Clause (iii) of Section 9.10(d) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(iii)      As of the date of the acquisition of the subject Target and any related Targets or the making of the subject Subsidiary Investments (as applicable) and after giving effect thereto, the Excess Availability would not be less than the greater of Ten Million Dollars ($10,000,000) or ten percent (10%) of the Maximum Credit then in effect;”

(g)          Adjusted Tangible Net Worth. Section 9.15 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“9.15     Adjusted Tangible Net Worth. Borrowers on a consolidated basis shall maintain Adjusted Tangible Net Worth, calculated in accordance with Exhibit C attached hereto, of not less than Six Million Two Hundred Fifteen Thousand Dollars ($6,215,000), tested as of the last day of each fiscal quarter if the Excess Availability is greater than five percent (5%) of the Maximum Credit then in effect and as of the last day of each month if the Excess Availability is equal to or less than five percent (5%) of the Maximum Credit then in effect.”

2.            Wachovia Revolving Loan Commitment. Effective upon any increase in the Maximum Credit (pursuant to the proviso in the definition of “Maximum Credit” in Section 1.43 of the Loan Agreement as amended and restated above), the Revolving Loan Commitment of Wachovia Capital Finance Corporation (Western) or any successor Agent under the Loan Agreement, in its capacity as a Revolving Loan Lender (“Wachovia”) shall be increased by the amount of such increase in the Maximum Credit. In consideration of each such increase, Borrowers shall pay Wachovia (for its own account and not the account of any other Lender) a line increase fee equal to one-quarter of one percent (0.25%) of the amount of such increase, which fee shall be due and payable by Borrowers, and fully earned by Wachovia, on and as of the date of such increase. If the Maximum Credit and Wachovia’s Revolving Loan Commitment are increased as set forth above and Wachovia assigns a portion of its Revolving Loan Commitment to an assignee pursuant to Section 13.5 of the Loan Agreement, then to the extent and only to the extent required by such assignee as a condition to its acceptance of such assignment, Borrowers shall pay such assignee (for its own account and not the account of any other Lender) an acceptance fee which shall be due and payable by Borrowers, and fully earned by such assignee, on and as of the date of such acceptance; provided, however, that the aggregate sum of such acceptance fees shall not exceed one-eighth of one percent (0.125%) of the aggregate sum of the foregoing increases in the Maximum Credit and Wachovia’s Revolving Loan Commitment.

3.            Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective.

(a)          This Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)          All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.            Representations and Warranties. Each Borrower represents and warrants as follows:

(a)          Authority. Such Borrower has the requisite corporate or company power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.

The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate or company action and no other corporate or company proceedings are necessary to consummate such transactions.

(b)          Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)          Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)          Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate or company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)          No Default. No event has occurred and is continuing that constitutes an Event of Default.

5.            Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.	Reference to and Effect on the Financing Agreements.

(a)          Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)          Except as specifically provided above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

(c)          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)          To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.            Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

[signature pages to follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

AGENT:
WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent
By: /s/ Bruce Laughton Name: D. B. Laughton Title: Managing Director
LENDERS:
WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)
By: /s/ Bruce Laughton Name: D. B. Laughton Title: Managing Director

7

BANK OF AMERICA, N.A.
By: /s/ Matthew Bourgeois Name: Matthew Bourgeois Title: Senior Vice President

8

LASALLE BUSINESS CREDIT, LLC
By: Name: Title:

9

BORROWERS:
PC MALL, INC.
By: /s/ Brandon La Verne Name: Brandon La Verne Title: Interim CFO

10

PC MALL SALES, INC.
By: /s/ Scott Mickelson Name: Scott Mickelson Title:Secretary

11

ELINUX.COM, INC.
By: /s/ Dan DeVries Name: Dan DeVries Title: President

12

WAREFORCE CORP.
By: /s/ Robert Rich Name: Robert Rich Title: President

13

COMPUTABILITY LIMITED
By: /s/ Kristin Rogers Name: Kristin Rogers Title: President

14

AF SERVICES, LLC
By: /s/ Simon Abuyounes Name: Simon Abuyounes Title: President

15

PC MALL GOV, INC.
By: /s/ Alan Bechara Name: Alan Bechara Title: President

16

SIFY, INC.
By: /s/ Dan DeVries Name: Dan DeVries Title: President

17

ONSALE, INC.
By: /s/ Rory Zaks Name: Rory Zaks Title: President

18

AV ACQUISITION, INC.
By: /s/ Dan DeVries Name: Dan DeVries Title: President

19

GMR SYSTEMS, INC.
By: /s/ Alan Bechara Name: Alan Bechara Title: President

20

MALL ACQUISITION 3, INC.
By: /s/ Dan DeVries Name: Dan DeVries Title: President

21

MALL MARKETING, INC.
By: /s/ Todd Savitch Name: Todd Savitch Title: President

22

OSRP, LLC
By: /s/ Dan DeVries Name: Dan DeVries Title: Secretary

23

PC MALL CANADA, INC.
By: /s/ Kristin Rogers Name: Kristin Rogers Title: President

24

SARCOM, INC.
By: /s/ Robert Rich Name: Robert Rich Title: President

25